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BY-LAW AUTHORIZING BORROWING AND PLEDGING

                        THE INTERNATIONAL MOUNT COMPANY LTD.
                        (Name of Company)


Incorporated under the Business Corporations Act (Ontario)
(Name of Act)


BE IT AND IT IS HEREBY ENACTED as a By-law of the Company as follows:

BY-LAW NO. 2


1. that the Directors of the Company may from time to time:
a) borrow money upon the credit of the Company by obtaining loans or advances or by way of overdraft or otherwise;
b) issue, sell or pledge securities of the Company including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;
c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the company to secure any such securities or other securities of the company or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the company heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and
d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the company heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. that any or all of the foregoing powers may from time to time be delegated by the Directors to any one or more of the directors or

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   officers of the Company.
3. That this By-law shall remain in force and be binding upon the Company as regards any person acting on the faith thereof until such person has received written notification from the Company that this By-law has been repealed or replaced.

The undersigned, being the sole director of the Corporation, hereby consents to the foregoing as By-law No.2 of the Corporation.

DATED the 5th day of August, 1993.



                                    /s/ Stuart Turk
                                    ---------------------------------
                                    Stuart Turk

The undersigned, being the sole shareholder of the Corporation, hereby confirms the foregoing as By-law No.2 of the Corporation.

DATED the 5th day of August, 1993.


                                    /s/ Stuart Turk
                                    ---------------------------------
                                    Stuart Turk